UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2026
HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park,TX	78613
(Address of principal executive offices)	(Zip Code)
(833) 495-4466
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	NYSE American LLC
Common Stock, $0.0001 par value per share	HYLN	NYSETX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 28, 2026, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Hyliion Holdings Corp. (the “Company”), the Board approved and adopted the Hyliion Nonqualified Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and will be administered by the Committee.
Participation in the Plan is limited to a select group of management or highly compensated employees and non-employee directors.
The Committee may designate eligible participants from time to time. Initial enrollment is expected to occur in December 2026.
Deferrals. Employee participants may elect to defer settlement of 100% of their restricted stock unit awards and/or performance share awards granted under the Company's 2024 Equity Incentive Plan (the “Equity Plan). Non-employee director participants may elect to defer settlement of 100% of their restricted stock unit awards granted under the Equity Plan.
Deferred awards are credited to the participant's account as notional shares of the Company's Common Stock. Deferred awards will be settled in shares of the Company's Common Stock issued under the Equity Plan upon the applicable deferred distribution date.
Initial deferral elections under the Plan will be limited to restricted stock unit awards and/or performance share awards. Cash compensation deferrals may be permitted in the future. The Plan does not provide for Company contributions.
Election Timing. Deferral elections must generally be made before the end of the calendar year preceding the year in which the applicable award is granted or the related services are performed. For performance-based awards, as permitted under Section 409A, a deferral election may be made no later than six months before the end of the applicable performance period.
Distributions. During each annual enrollment period, participants may elect when and in what form deferred amounts will be paid:
•In-service distribution on a date specified by the participant, paid in a lump sum or in up to five annual installments beginning in January of the elected year.
•Retirement distribution, paid in a lump sum or in up to ten annual installments. Retirement means separation from service after attaining age 60 with at least five years of service.
•Change in control distribution, paid in a lump sum, if the participant separates from service within 12 months following a change in control (as defined in the Plan).
If a participant separates from service before becoming retirement-eligible, the participant's account will be paid in a lump sum. Upon a participant's death, prior to payment commencement, the account will be paid to the participant's beneficiaries in a lump sum. Payments made in connection with a separation from service are subject to any delay required by Section 409A. The Plan permits 409A compliant hardship distributions.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, copy of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1†	Hyliion Nonqualified Deferred Compensation Plan and Adoption Agreement, effective September 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
† Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYLIION HOLDINGS CORP.

		By:	/s/ Thomas Healy
Date:	October 1, 2026		Thomas Healy
Chief Executive Officer